FIRST PREFERRED SHIP MORTGAGE
                             ON THE WHOLE OF THE
                                 MARY'S PRIZE
                          (Official Number 1028011)




                               $115,000,000.00





                       CASINO MAGIC OF LOUISIANA, CORP.
                            711 CASINO MAGIC DRIVE
                      DAY ST.  LOUIS, MISSISSIPPI 39520
                             OWNER AND MORTGAGOR




                                 IN FAVOR OF
                       FIRST UNION BANK OF CONNECTICUT,
                         TRUSTEE, in its capacity as
                                Trustee under
                         that certain Indenture dated
                            as of August 22, 1996
                            10 STATE STREET SQUARE
                       HARTFORD, CONNECTICUT 06103-3698
                                  MORTGAGEE




                         Dated as of AUGUST 22, 1996





                  Discharge Amount: $115,000,000.00 Together
                        With Interest and Performance
                            of Mortgage Covenants

                                   INDEX

                                                                  Page

ARTICLE I          DEFINITIONS AND RULES OF CONSTRUCTION                     4
       SECTION 1.01.          Definition of Terms                          4
      SECTION 1.02.          Rules of Construction                          4

 ARTICLE II          GENERAL MORTGAGE PROVISIONS
                                      5
        SECTION 2.01.          General                                    5

      ARTICLE III          REPRESENTATIONS, WARRANTIES AND COVENANTS OF
                    THE MORTGAGOR                                         5
      SECTION 3.01.     Corporate Status of Mortgagor
                                      5
      SECTION 3.02.     Mortgagor's Authority                               5
     SECTION 3.03.     Outstanding Liens                                    6
            SECTION 3.04.     Recordation of Mortgage; Compliance With
                    Law; Location of Vessel                               6
       SECTION 3.05.     Operation of Vessel                               7
     SECTION 3.06.     Payment of Taxes, etc.                               7
       SECTION 3.07.     Notice of Mortgage                               8
       SECTION 3.08.     Release from Arrest                               8
      SECTION 3.09.     Maintenance of Vessel                               8
      SECTION 3.10.     Access to Vessel                                    9
     SECTION 3.11.     Documentation of Vessel                               9
     SECTION 3.12.     Sale, Charter or Mortgage of Vessel
                                      9
       SECTION 3.13.     Insurance                                         9
      SECTION 3.14.     Requisition of Title to Vessel                    12
      SECTION 3.15.     Requisition of Vessel but not Title
                                      12
     SECTION 3.16.     Requisitions Generally                              13
     SECTION 3.17.     Execution of Additional Documents                    13

ARTICLE IV     EVENTS OF DEFAULT AND REMEDIES                              14
      SECTION 4.01.     Events of Default and Remedies                    14
     SECTION 4.02.     Sale of Vessel by Mortgagee                         15
      SECTION 4.03.     Mortgagee to Sign for Mortgagor                    16
      SECTION 4.04.     Mortgagee to Collect Hire, etc.                    16
      SECTION 4.05.     Mortgagee's Right to Possession                    16
              SECTION 4.06.     Appearance by Mortgagee on Behalf of
                             Mortgagor                                   16
              SECTION 4.07.     Acceleration of Indebtedness Secured
                          Hereby                                        16
       SECTION 4.08.     Right of Mortgagee                              17
      SECTION 4.09.     Cure of Defaults                                   17
     SECTION 4.10.     Restoration of Position                              18
     SECTION 4.11.     Proceeds of Sale; Deficiency                         18
      SECTION 4.12.     Repairs to Vessel and Sale of Equipment
                                      18
      SECTION 4.13.     Advances by Mortgagee                              19

 ARTICLE V     MISCELLANEOUS PROVISIONS                                   20
       SECTION 5.01.     Addresses                                        20
        SECTION 5.02.     Counterparts                                   20
      SECTION 5.03.     Interest of the Mortgagor                         20
      SECTION 5.04.     Survivorship of Covenants                         20
      SECTION 5.05.     Amendments                                        20
      SECTION 5.06     Discharge of Lien                                   20
      SECTION 5.07     Incorporation into Mortgage                         20
      SECTION 5.08     Gaming Laws and Regulations                         20
        SECTION 5.09     Governing Law                                   21

                        EXHIBIT A - Form of Indenture
            EXHIBIT B - Form of Series A Notes and Series B Notes

                        FIRST PREFERRED SHIP MORTGAGE



       THIS FIRST PREFERRED SHIP MORTGAGE executed on August 22, 1996, effective as of August 22, 1996, is granted by:

                       CASINO MAGIC OF LOUISIANA, CORP.
                            711 Casino Magic Drive
                       Bay St. Louis, Mississippi 39520

  a corporation organized and existing under and by virtue of the laws of the
              State of Louisiana (the "Mortgagor") in favor of:

                       FIRST UNION BANK OF CONNECTICUT
                            10 State Street Square
                      Hartford, Connecticut 06103-3698,

Trustee under the Indenture (as hereinafter defined), Trustee for the Persons that now or in the future are holders (the "Holders") of the Notes (as hereinafter defined) issued under the Indenture (in such capacity, the "Mortgagee'').

WHEREAS:

     A. The Mortgagor is the sole owner of the whole of the vessel identified and described in the Granting Clause of this First Preferred Ship Mortgage (this "Mortgage").

     B. Pursuant to an Indenture dated as of August 22, 1996 (as it may from time to time be amended, modified, supplemented or restated, the "Indenture"), among the Mortgagor, as issuer, the Mortgagee, as Trustee for the benefit of the Holders, a copy of the Indenture, without exhibits, being attached hereto as Exhibit "All and incorporated herein by reference, and Jefferson Casino Corporation, a Louisiana corporation, as Guarantor, the Mortgagor is issuing up to $115,000,000.00 aggregate principal amount of its 13'-. First Mortgage Notes due 2003 with Contingent Interest (the "Series A Notes", and together with any "Series B Notes" issued in exchange therefor, the "Notes"), subject to the terms and conditions set forth in the Indenture, a copy of the form of such Notes (both Series A and Series B) being attached hereto as Exhibit "B". The Mortgagor thus is or will be truly and justly indebted unto the Mortgagee in the principal amount up to the full and true sum of $115,000,000.00, together with interest, expenses, attorneys, fees, and costs and performance of the covenants and agreements comprising a part of this Mortgage and the other obligations (hereinafter defined).

     C. In order to secure the due and punctual payment of the principal of and interest on the Notes, together with the payment of all other sums and the performance of all other obligations now or hereafter owing by the Mortgagor to the Mortgagee as described in the Granting Clause below, the Mortgagor has agreed to execute and deliver this Mortgage as follows:






62713



GRANTING  CLAUSE

NOW,  THEREFORE,  THIS  MORTGAGE  WITNESSETH:

     THAT, in consideration of the premises and of the additional covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and for the purpose of securing as a first priority lien in favor of the Mortgagee (1) the due and punctual payment of the indebtedness, liabilities and obligations of the Mortgagor evidenced by the Notes (including without limitation principal, interest, attorneys I fees and costs) , (2) the due and punctual payment and performance of all other indebtedness, liabilities, amounts, obligations, covenants and agreements owed or incurred by the Mortgagor under or in connection with the Indenture, the Notes and all other Collateral Documents (as defined in the Indenture) (including without limitation principal, interest, attorneys I fees and costs), (3) the due and punctual performance of the covenants and agreements of the Mortgagor contained herein and (4) the due and punctual payment of all sums expended or advanced by the Mortgagee under or pursuant to the terms hereof (including without limitation advances and interest thereon and related attorneys' fees and costs as provided in Sections 4.07 and 4.13 hereof), whether any of the foregoing indebtedness, liabilities and obligations now exist or are hereafter created or incurred (collectively, the "Obligations"), THE MORTGAGOR HAS granted, conveyed, mortgaged, pledged, hypothecated, set over and confirmed AND THE MORTGAGOR DOES BY THESE PRESENTS grant, convey, mortgage, pledge, hypothecate, set over and confirm UNTO AND IN FAVOR OF THE MORTGAGEE, for the ratable benefit of the Holders, and to Mortgagee's successors and assigns in the capacity of Trustee, THE WHOLE OF the following named and described vessel (hereinafter, together with items described below, collectively referred to as the "Vessel") to wit:

     OFFICIAL          GROSS                    HAILING
NAME          NUMBER          TONNAGE          PORT

MARY'S  PRIZE          1028011          1583          Cape  Girardeaux,  MO


TOGETHER WITH all materials, equipment and accessories now or from time to time installed thereon, and substitutions therefor, whether now existing or hereafter acquired, including without limitation its boilers, engines, machinery, masts, spars, boats, cables, motors, navigation and radar equipment, tools, anchors, chains, booms, cranes, rigs, pumps, pipe, tanks, tackle, apparel, furniture, fixtures, rigging, supplies, fittings and machinery, tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, fuel, all financial equipment, computer equipment, calculators, adding machines and any other electronic equipment of every nature used in connection with the operation of the Vessel, all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage, all wall-beds, wall-safes, built-in furniture and installations, shelving, lockers, partitions, doorstops, vaults, motors, elevators, dumb-waiters, awnings, window shades, venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarms, surveillance and security systems, computers, drapes, drapery rods and brackets, mirrors, mantels, screens, linoleum, carpets and carpeting, plumbing, bathtubs, showers, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, ice-boxes and heating units, all kitchen and restaurant equipment, including but not limited to silverware, dishes, menus, cooking utensils, stoves, refrigerators, ovens, ranges, dishwashers, disposals, water heaters, incinerators, furniture, fixtures and furnishings, all cocktail lounge supplies, including but not limited to bars, glassware, bottles and tables used in connection with the Vessel, all chaise lounges, hot tubs, swimming pool heaters and equipment, and all other recreational equipment (computerized and otherwise) , beauty and barber equipment, and maintenance supplies used in connection with the Vessel, all specifically designed installations and furnishings, and all furniture, furnishings and personal property of every nature whatsoever now or hereafter owned or leased by the mortgagor or in which the Mortgagor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Vessel, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, all of which (to the fullest extent permitted by law) shall be conclusively deemed appurtenances to the Vessel, and all other appurtenances to the Vessel appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel. The Mortgagor and the Mortgagee acknowledge that significant structures, improvements, additions, equipment and other appurtenances will be added to the Vessel after the execution of this Mortgage, and the Mortgagor specifically affirms and agrees that all such appurtenances to the Vessel shall be subject to this Mortgage.



     TO HAVE AND HOLD the same unto the Mortgagee, its successors and assigns, forever upon the terms herein set forth to secure the performance and observance of and compliance with the covenants, terms and conditions in or of the obligations secured hereby.
     PROVIDED, only, and the condition of these presents is such, that if the obligations shall be paid and performed in full, and the Indenture is satisfied and discharged in accordance with the terms thereof, then these presents and the rights hereunder shall cease, terminate and be void;
otherwise  to  be  and  remain  in  full  force  and  effect.
     AND NOW, THE PARTIES HEREBY FURTHER AGREE, COVENANT AND DECLARE that the Vessel is to be held subject to the following covenants, conditions, provisions, terms and uses:


                                 ARTICLE I

                   DEFINITIONS AND RULES OF CONSTRUCTION

  For all purposes of this Mortgage, unless the context otherwise requires:

                   SECTION 1.01     Definition of Terms.

 (a)     "Act" shall mean Chapter 313 of Title 46 of the United States Code.

  (b) Capitalized terms used herein and not otherwise defined herein but defined in the Indenture shall have the definitions provided therein.


  SECTION 1.02.     Rules of Construction.     Unless the context otherwise
                                  requires:

                (a)     A term has the meaning assigned to it;

                        (b)     "Or" is not exclusive;

  (c)     Words in the singular include the plural, and in the plural include the singular;

   (d) All references herein to particular articles or sections, unless otherwise provided, are references to articles or sections of this Mortgage.

 (e) The headings herein are solely for convenience of reference and shall not constitute a part of this Mortgage nor shall they affect its meaning, construction or effect.

    (f) References to the Notes, the Indenture and any other Collateral Documents and other related instruments shall be deemed to refer to the Notes, the Indenture, such other Collateral Documents and any other related instruments as the same may from time to time be amended, modified, supplemented, restated, extended or renewed.


                                 ARTICLE II

                        GENERAL MORTGAGE PROVISIONS

     SECTION 2.01. General. For purposes of this Mortgage and in order to comply with Title 46, Section 31321(b) (3) of the Act, the parties to this Mortgage hereby declare that the principal obligations which are now or may in the future become owed under the Obligations hereby secured is an amount up to the sum of $115,000,000.00, together with interest, expenses, attorneys, fees and costs and performance of the covenants and agreements comprising a part of this Mortgage and the other Obligations. The discharge amount is the same as the principal obligations, together with interest, expenses, attorneys' fees and costs and performance of the covenants and agreements comprising a part of this Mortgage and the other obligations.



                                ARTICLE III

         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MORTGAGOR

The Mortgagor represents, warrants, covenants and agrees with the Mortgagee as follows:

     SECTION  3.01.  Corporate  Status  of  Mortgagor.    The Mortgagor is a
corporation duly organized, validly existing and in good standing under and by virtue of the laws of the State of Louisiana and is and will remain a citizen of the United States of America within the meaning of Title 46, Section 802, of the United States Code, entitled to own and document, and operate, the vessel in the coastwise trade under the laws of the United States of America.

     SECTION  3.02.  Mortgogor's  Authority.    Mortgagor has full power and
authority to conduct the business it is or will be conducting in the State of Louisiana; it is duly authorized to own and mortgage the Vessel; the execution and delivery of this Mortgage and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action, and no other corporate proceedings on the part of the Mortgagor are necessary to authorize this Mortgage and the transactions contemplated hereby; this Mortgage constitutes a valid and binding obligation of the Mortgagor, and will be enforceable against the Mortgagor in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws effecting the rights of creditors generally; there is no legal impediment to the execution and delivery of this Mortgage or the consummation of the transactions contemplated hereby and no filing or registration with, or authorization, consent, waiver or approval of any third person, public body or authority is necessary for the consummation by the Mortgagor of the transactions contemplated hereby (except as may be provided in the Indenture) ; there is no litigation, or other proceeding or governmental investigation, not previously disclosed to the Mortgagee, pending or to the best knowledge of the Mortgagor threatened against or relating to Mortgagor, its business, or the transactions contemplated by this Mortgage, that would adversely affect the Mortgagor's ability to accomplish the transaction contemplated by this Mortgage; and no representation of the Mortgagor to the Mortgagee in this Mortgage or any of the documents related hereto contains any untrue statement of material fact, or omits to state a material fact necessary to make a statement contained herein and therein not misleading.

     SECTION 3.03. Outstanding Liens. The Mortgagor lawfully owns and is lawfully possessed of the Vessel free and clear of all liens, mortgages, taxes and encumbrances except for (i) liens accrued in the ordinary course of business which are not yet past due (which as of the date of this Mortgage is none), (ii) the mortgage effected hereby and (iii) such other liens, mortgages, taxes and encumbrances, if any, as are permitted under the Indenture or otherwise have been consented to in writing by the Mortgagee; and the Mortgagor does hereby warrant and will defend the title and possession thereto and to every part thereof for the benefit of Mortgagee against the claims and demands of all Persons whomsoever.



     SECTION  3.04.  Recordation  of  Mortgage; compliance With Law; Location
ofVessel.    (a) The Mortgagor will comply with and satisfy all applicable formalities and provisions of the laws and regulations of the United States of America (including causing the filing of this Mortgage with the National Vessel Documentation Center ("NVDC") ) in order to perfect, establish and maintain this Mortgage, and any supplement or amendment hereto, as a first preferred mortgage upon the Vessel and upon all additions, improvements and replacements made in or to the same. From time to time, the Mortgagor shall furnish to the Mortgagee such proofs as the Mortgagee may reasonably request with respect to the Mortgagor' s compliance with the foregoing covenant. The Mortgagor shall promptly pay and discharge all NVDC fees and expenses in connection with the recordation of this mortgage and any supplement or amendment hereto. In the event that the Notes or the obligations secured hereby, or any provisions hereof or thereof, shall be deemed invalidated in whole or in part by reason of any present or future law or any decision of any court, then the Mortgagor will execute such other and further assurances and documents as in the reasonable opinion of the Mortgagee may be required to more effectually subject the Vessel to the payment and the performance of the terms and provisions of this Mortgage, the Notes and the obligations.


     (b) The Mortgagor shall comply with and satisfy all applicable laws and regulations of the United States of America and of the State of Louisiana, including without limitation the Louisiana Riverboat Economic Development and Gaming Control Act, La. R.S. 4:501, et seq., as amended from time to time, the Louisiana Gaming Control Law, La. R.S. 27:1-3, 11-26, 31 and 32, as amended from time to time, and the rules and regulations from time to time promulgated thereunder. The Mortgagor also will obtain and maintain in force all necessary permits, licenses and approvals necessary for the operation of the Vessel at the site where the Vessel is located from time to time or in connection with its transfer from one site to another.


     (c) Upon completion of the improvements and alterations being made to the Vessel at Service Marine, Inc. in Morgan City, Louisiana, the Mortgagor shall promptly move the Vessel or cause the Vessel to be moved to the Mortgagor's place of business in Bossier City, Louisiana, and thereafter the Mortgagor shall not change the location of the Vessel without the Mortgagee I s prior written consent, but in any event the Mortgagor shall not permit the Vessel to leave the State of Louisiana.


     SECTION 3.05. Operation of Vessel. The Mortgagor will not cause or permit the Vessel to be operated in any manner contrary to law and the Mortgagor will not engage in any unlawful trade or violate any law or expose the Vessel to penalty or forfeiture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or flag of the Vessel under the laws and regulations of the United States of America. The Mortgagor will never operate the Vessel outside the navigation limits of the insurance carried pursuant to Section 3.13 hereof and pursuant to the Indenture. The Mortgagor shall cause the Vessel to maintain any certificates or approvals required by the Mortgagee or by applicable law, including without limitation gaming statutes and regulations promulgated by Louisiana governmental authorities.


     SECTION 3.06. Payment of Taxes, etc.. The Mortgagor will pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon the Vessel as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a lien upon the Vessel; provided, however, the Mortgagor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the contesting party shall have set up reserves therefor adequate under generally accepted accounting principles (provided that such reserves may be set up under generally accepted accounting principles) ; provided, further, that any such contest shall prevent the sale of the Vessel under special execution or otherwise for the payment of any such tax, assessment, charge, levy or claim, or other forfeiture or loss of title to the Vessel.



     SECTION 3.07. Notice of Mortgage. The Mortgagor will place, and at all times will retain, a properly certified copy of this Mortgage and a Notice of this Mortgage with the Certificate of Documentation of the Vessel on board the
Vessel.    The  Notice  of  Mortgage  shall  read  as  follows:



                              NOTICE OF MORTGAGE

                                 MARY'S PRIZE
                            (OFFICIAL NO. 1028011)



This Vessel, owned by Casino Magic of Louisiana, Corp., is subject to a First Preferred Ship Mortgage in the principal amount of $115,000,000.00, dated as of August 22, 1996, as the same may from time to time be amended, modified, supplemented or restated, in favor of First Union Bank of Connecticut, Mortgagee, as Trustee for the Holders under an Indenture dated as of August 22, 1996, among the Owner, Jefferson Casino Corporation, and the Mortgagee, as it may from time to time be amended, modified, supplemented or restated. The Owner hereby gives notice that it has not granted to itself, any charterer, the Master of this Vessel or any other person, and none thereof has any right, power or authority to create, incur or permit to exist upon this Vessel any liens or encumbrances whatsoever other than as permitted under said Indenture.
 Any such right, power or authority is also prohibited under the terms of said mortgage.



     SECTION 3.08. Release From Arrest. If a complaint is filed against the Vessel, or if the Vessel otherwise is attached, arrested, levied upon or taken into custody by virtue of any legal proceeding in any court, the Mortgagor will immediately notify the Mortgagee thereof by telephone, confirmed by letter, and within ten (10) days will cause the Vessel to be released by posting security in the form of a Letter of Undertaking or a Release Bond, and will promptly notify the Mortgagee thereof in the manner aforesaid.


     SECTION 3.09. Maintenance of Vessel. The Mortgagor will at its own expense at all times maintain, preserve and keep the vessel in good condition, working order and repair and supplied with all necessary equipment, and will from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements, including without limitation those replacements required by Section 4.12 hereof. The Vessel shall, and the Mortgagor covenants that it will, at all times comply with all applicable laws, treaties and covenants and rules and regulations issued thereunder. The Mortgagor will not make, or permit to be made, any change in the structure, type, name or rig of the Vessel without first receiving written consent thereto from the Mortgagee, which consent shall be at the sole discretion of the Mortgagee.


     SECTION 3.10. Access to Vessel. Unless restricted by Gaming Laws (as defined in the Indenture), the Mortgagor at all reasonable times will afford the Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of inspecting the same and inspecting and copying its papers and records, upon reasonable notice of the Mortgagee's or such representatives desire to do so. In conjunction therewith, and at the request of the Mortgagee, Mortgagor will deliver for inspection copies of any and all of the contracts and documents relating to the Vessel, whether on the Vessel or not.


     SECTION 3.11. Documentation of Vessel. The Mortgagor will keep the Vessel duly documented as a vessel of the United States of America, under the flag of the United States of America, entitled to engage in the coastwise trade.



     SECTION 3.12. Sale, Charter or Mortgage of Vessel. The Mortgagor will not sell, transfer, exchange, demise charter, bareboat charter, time charter, voyage charter, mortgage, lien, hypothecate, encumber or otherwise dispose of the Vessel without the prior written consent of the Mortgagee, which consent shall be at the sole discretion of Mortgagee; and any such written consent to any of the foregoing actions shall not be construed to be a waiver of this provision in respect of any subsequent proposed sale, transfer, exchange, demise charter, bareboat charter, time charter, voyage charter, mortgage, lien, hypothecation, encumbrance or other disposition. Any such sale, transfer, exchange, demise charter, bareboat charter, time charter, voyage charter, mortgage, lien, hypothecation, encumbrance or other disposition of the Vessel shall be subject to the provisions of this Mortgage and the lien it creates, unless released therefrom by the Mortgagee.

     SECTION 3.13. Insurance. Reference is hereby made to section 4. 19 of the Indenture, containing certain covenants and agreements of the Mortgagor with respect to the procurement and maintenance of insurance as to Note Collateral (as defined in the Indenture) and to other provisions of the Indenture with respect to the uses of insurance proceeds permitted thereby. Without limiting the generality of the foregoing:

     (a) So long as any of the obligations remain outstanding, Mortgagor, at its expense and at no expense to the Mortgagee, shall keep the Vessel insured against (i) risks of fire, explosion and marine perils, and against all other liabilities and risks insured under the form of policy known as "American Institute Hull Clauses (June 2, 1977)," or equivalent, including, but not limited to, strikes, riots, and civil commotion coverage, (ii) risks covered by protection and indemnity insurance (including, without limitation, coverage against third party claims for pollution liability including statutory and governmental clean-up liabilities) , (iii) excess protection and indemnity and (iv) such other risks and liabilities, including worker's compensation, from time to time reasonably specified by the Mortgagee. The Mortgagor will keep the Vessel insured, in lawful money of the United States and in markets acceptable to the Mortgagee, for not less than (A) in the case of the insurance referred to in clause (i) above, the full insurable value of the Vessel, and (B) in the case of the insurance referred to in clause (ii) above, in an amount customarily carried by vessels engaged in the same or similar trade; provided, however, that any protection and indemnity insurance shall be in an amount not less than the amount of insurance against total loss. In case of the insurance referred to in clause (iii) above, the worker's compensation policy shall be endorsed to cover Mortgagor's liability under the state or federal compensation act to employees of third persons who are deemed to be the borrowed employees of Mortgagor.

     (b) The policy or policies of insurance shall be issued by underwriters or associations having an A.M. Best & Company, Inc. rating of A or higher, or if such underwriter or association is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by a reputable insurance broker, and shall contain terms customarily imposed on vessels engaged in the same or similar type of trade. The Mortgagor shall furnish to the Mortgagee, annually, not later than ninety (90) days after the end of Mortgagor's fiscal year, a detailed certificate or opinion signed by a firm of marine insurance brokers reasonably satisfactory to the Mortgagee that the insurance coverages in place and the amounts thereof are prudent and reasonably take into account existing industry practices, and the risks associated with the trade of the Vessel and comply with Mortgagor's obligations under this Section 3.13. Cover notes and/or certificates for all insurance coverages provided for herein shall be furnished to the Mortgagee upon execution of this Mortgage and delivered to Mortgagee whenever requested but, in all events, no less than annually on or before January 15th of each year and at the time such insurance coverages are renewed, extended or a new insurance policy substituted therefor. All policies required hereunder shall contain provisions that the same may not be cancelable or materially modified until thirty (30) days following delivery to Mortgagee of written notice of intent to cancel. Any language contained in the printed policy or insurance certificate which relieves the insurance carrier from responsibility to the Mortgagee in the event such carrier fails to provide such notice must be deleted.

     (c) All insurance and the policies evidencing the same shall by their terms be taken out in the joint names of Mortgagor and Mortgagee, and shall by their terms be payable to them as their respective interests may appear. The interest of Mortgagee is hereby declared to be the outstanding amount of the obligations, whether contingent or absolute, due or to become due, and in event of a total loss of the Vessel, actual or constructive, or a compromised constructive loss or requisition, Mortgagee shall be paid the entire amount of insurance covering the Vessel for application in accordance with the Indenture. The Mortgagor shall not declare or agree with the underwriters that the Vessel is a constructive or compromised, agreed or arranged total loss without the prior written consent of the Mortgagee. The proceeds of all other insurance shall be paid to the Mortgagor and the Mortgagee jointly (except in the case of worker's compensation or comparable insurance payments payable, due to the nature thereof, to third parties), and provided that the Mortgagor is not in default under this Mortgage, the Mortgagee shall, at its option, either make available to the Mortgagor by an appropriate payment order directed to the interested underwriter the proceeds of all insurance to pay any outstanding bill for supplying or repairing the Vessel and/or outstanding third-party claim, provided that the Mortgagor pays the amount of the deductible; or reimburse the Mortgagor in whole or in part for any expenditures the Mortgagor may have made for repairing the Vessel and/or obtaining waivers of Liens or appropriate releases for the third-party claims.
 Should the Mortgagor not effect repairs to the Vessel or pay third-party claims, or in either event furnish and/or pay the deductible, or if the Mortgagor is in default hereunder, then the Mortgagee shall be entitled to receive the proceeds of any insurance applicable to such loss and upon payment shall credit the net proceeds of any insurance as provided in the Indenture.

     (d) All policies for insurance shall provide that (i) there shall be no recourse against the Mortgagee for the payment of premiums or commissions and (ii) if such policies provide for the payment of club calls, assessments or advances, there shall be no recourse against the Mortgagee for the payment thereof.

     (e) The Mortgagor agrees to renew all insurance policies or cause or procure the same to be renewed before the relevant policies or contracts expire and to procure that the insurers or a firm of independent marine insurance brokers shall promptly confirm in writing to the Mortgagee as and when each such renewal is effected. The Mortgagor agrees to cause such insurers or independent marine insurance brokers to agree (x) to advise the Mortgagee promptly of any failure to renew or other event which could cause a lapse in coverage and of any default in payment of any premium and of any other act or omission on the part of the Mortgagor of which they have knowledge and which might, in their opinion, invalidate or render unenforceable, or cause the lapse of, or prevent the renewal or extension of, in whole or in part, the insurance on the Vessel and (y) to mark their records and advise the Mortgagee at least thirty days prior to the expiration date of any of the insurance policies, that such insurance policies have been renewed or replaced with new insurance which complies with the provisions hereof.

     (f) The Mortgagor warrants that it will maintain all such insurance unimpaired by any act, breach of warranty or otherwise, and that it will not be guilty of or permit any act of omission or commission which will in any way invalidate, void or suspend any insurance herein provided to be maintained. The Mortgagor shall also procure and maintain breach of warranty or Mortgagee's interest insurance in favor of the Mortgagee on each of the above policies. The Mortgagor shall pay for any loss of or damage to the Vessel by any cause whatsoever and any third-party claims whatsoever which would constitute a Lien against the Vessel not covered by insurance or for which no reimbursement or incomplete reimbursement is secured from the insurance.

     SECTION 3.14.  Requisition of Title to Vessel.    In the event that the
title or ownership of the Vessel shall be requisitioned, purchased or taken by the United States of America or any government of any state of the United States or any other country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree, order or otherwise (any such event being a "Title Requisitioning") , the lien of this Mortgage shall be deemed to attach to the claim for compensation, and the compensation, purchase price, reimbursement or award for such Title Requisitioning shall be and is hereby declared payable to the Mortgagee, who shall be entitled to receive the same and at its option, in its sole and absolute discretion, apply it in accordance with the provisions of Section
4.11 hereof or apply the proceeds to the acquisition of a new vessel upon such conditions as the Mortgagee shall determine. In the event of any such Title Requisitioning, the Mortgagor shall promptly execute and deliver to the Mortgagee such documents, if any, as in the opinion of counsel for the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such compensation, purchase price, reimbursement or award.


     SECTION 3.15. Requisition of Vessel but not Title. In the event that the United States of America or any government of any other country or any department, agency or representative thereof shall not take the title or ownership of the Vessel but shall requisition, charter, or in any manner take over the use of the Vessel pursuant to any present or future law, proclamation, decree, order or otherwise (any such event being a 'Vessel Requisitioning") , then all charter hire and compensation resulting therefrom shall be and is hereby declared payable to the Mortgagee, and if, as a result of such Vessel Requisitioning such government, department, agency or representative thereof shall pay or become liable to pay any sum by reason of the loss of or injury to or depreciation of the Vessel, then any such sum is hereby made, and shall be, payable to the Mortgagee, who shall be entitled to receive the same and shall apply any such sums referred to in this Section in accordance with the provisions of Section 4.11 hereof. Such application shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice. In the event of any such Vessel Requisitioning, the Mortgagor shall promptly execute and deliver to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of counsel for the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee or such claims arising out of the Vessel Requisitioning.

     SECTION 3.16. Requisitions Generally. Should any Title Requisitioning or Vessel Requisitioning occur or should the Mortgagor receive any notice or other information regarding any such proceeding, the Mortgagor shall give prompt written notice thereof to the Mortgagee. In connection therewith, the Mortgagee shall be entitled at its option to commence and/or appear in and/or prosecute in its own name, any action or proceedings. The Mortgagee shall also be entitled to make such compromise or settlement in connection with such Title Requisitioning or Vessel Requisitioning as it deems appropriate. All compensation, awards, damages, rights of action and proceeds awarded to the Mortgagor in connection with any Title Requisitioning or Vessel Requisitioning (the "Proceeds") are hereby assigned to the Mortgagee as security for the payment and performance of the Obligations, and the Mortgagor agrees to execute such further assignments of the Proceeds as the Mortgagee may require.

     SECTION 3.17. Execution of Additional Documents. The Mortgagor agrees to execute all additional documents, instruments, Uniform Commercial Code Financing Statements and other agreements that the Mortgagee deems necessary and appropriate, within its sole discretion, in form and substance satisfactory to the Mortgagee, to keep this Mortgage in effect, to better reflect the true intent of this mortgage, and to consummate fully all of the transactions contemplated by the Notes, the Indenture and the other Collateral Documents.


                                 ARTICLE IV

                       EVENTS OF DEFAULT AND REMEDIES

                                SECTION 4.01.

  A. Events of Default. The term "Event of Default", wherever used in this Mortgage, shall mean the occurrence of an Event of Default under and as defined in the Indenture.

 B. Remedies. Upon the occurrence of any Event of Default, then and in each and every such case Mortgagee shall have the right to:

     (1) Exercise all the rights and remedies in foreclosure and otherwise given to the Mortgagee by the laws and regulations of the United States of America or of the country wherein the Vessel shall then be found or of any country wherein the Vessel may thereafter be found or of any other applicable jurisdiction;

     (2) Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for any and all amounts due under the Notes, the Indenture, this Mortgage and the other Collateral Documents, and collect the same from the Mortgagor and/or out of any property of the Mortgagor covered by this Mortgage or otherwise granted by the Mortgagor as security for the payment and performance of the obligations;

     (3) Take the Vessel without legal process wherever the same may be; and the Mortgagor or other Person in possession, forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel and the Mortgagee may, without being responsible for loss or damage, hold, lay up, lease, charter, operate or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to subsection (B)(4) of Section 4.01 next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given it to take the Vessel, the Mortgagee shall have the right to dock the Vessel for a reasonable time at any dock, pier, or other premises of the Mortgagor or leased by the Mortgagor without charge, or to dock it at any other place at the cost and expense of the Mortgagor;

     (4) Without being responsible for loss or damage, sell the Vessel at any place and at such time as the Mortgagee may specify and in such manner as the Mortgagee may deem advisable free from any claim by the mortgagor in admiralty, in equity, at law or by statute, after first giving notice of the time and place of sale with a general description of the property in the following manner (or as may otherwise be provided by law):

     (a) By publishing such notice on three (3) different days, the first of which shall be published at least ten (10) days and the last at least three
(3) days immediately preceding the sale, in a daily newspaper of general circulation published in Bossier City or Shreveport, Louisiana;

     (b) If the place of sale should not be Bossier City, Louisiana, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

     (c) By mailing a similar notice to the Mortgagor on the day of first publication.

     The Mortgagee may adjourn any such sale from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned. Any such sale may be conducted without bringing the Vessel to be sold to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage.

     (5) The Mortgagor hereby consents to the appointment of a consent keeper or substitute custodian by the Mortgagee with the costs thereof to be a cost of the sale to be paid from the proceeds of the sale or by the Mortgagor.


     SECTION 4.02. Sale of vessel by Mortgagee. Any sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Mortgagor therein and thereto, and shall bar the Mortgagor, its successors and assigns, and all Persons claiming by, through or under them. At any such sale, the Mortgagee may bid for and purchase the Vessel and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor. In case of any such sale, the Mortgagee shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Notes or any portion thereof in order that there may be credited against the amount remaining due and unpaid thereon the sums payable to the Mortgagee out of the net proceeds of such sale after allowing for the costs and expense of sale and other charges; and thereupon the Mortgagee shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Notes. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale or as to the application of the proceeds thereof.



     SECTION 4.03. Mortgagee to Sign for Mortgagor. The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Mortgagor, upon the occurrence of an Event of Default, to execute and deliver to any purchaser aforesaid and is hereby vested with full power and authority to make, in the name and in behalf of the Mortgagor, a good conveyance of the title to the Vessel so sold.
 In the event of any sale of the Vessel, under any power herein contained, the Mortgagor will, if and when required by the mortgagee, execute such form of conveyance of such Vessel as the Mortgagee may direct or approve.

     SECTION 4.04. Mortgagee to Collect Hire, etc.. The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Mortgagor, upon the occurrence of an Event of Default, in the name and on behalf of the Mortgagor to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all earnings, tolls, rents, issues, revenues, income and profits of the Vessel.

     SECTION 4.05. Mortgagee's Right to Possession. Whenever any right to enter and take possession of the Vessel accrues to the Mortgagee, it may require the Mortgagor to deliver, and the Mortgagor shall on demand, at its own cost and expense, deliver the Vessel to the Mortgagee as demanded. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and the earnings, tolls, rents, issues, revenues, income and profits due or to become due and arising from the operation thereof.

     SECTION 4.06. Appearance by Mortgagee on Behalf of Mortgagor. The Mortgagor authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Mortgagor, its successors and assigns, in any court where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the discharge of such lien, in the event that the Mortgagor shall not be taking proceedings reasonably satisfactory to the Mortgagee, and in such case all expenditures made or incurred by the Mortgagee or its appointees for the purpose of such defense or discharge shall be a debt due from the Mortgagor, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

     SECTION  4.07.  Acceleration  of  Indebtedness  Secured  Hereby.    The
Mortgagor covenants that upon the happening of any one or more of the Events of Default, then upon written demand of the Mortgagee, the Mortgagor will pay to the Mortgagee the whole of the Notes and pay and perform its indebtedness, liabilities, obligations, agreements and covenants to the Mortgagee under the Indenture, this Mortgage, the other Collateral Documents and the other obligations, and in case the Mortgagor shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall besufficient to cover the reasonable costs and expenses of collection, including a reasonable compensation to the Mortgagee's agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by them hereunder. All moneys collected by the Mortgagee under this Section shall be applied by the Mortgagee in accordance with the provisions of Section
4.11  hereof.

     SECTION  4.08.  Right  of  Mortgagee.   Each and every power and remedy
herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default as above defined shall impair any such right, power or remedy or be construed to be a waiver of any such Event of Default or to be any acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Notes after any Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.


     SECTION  4.09.  Cure  of  Defaults.    If at any time after an Event of
Default and prior to the actual sale of the Vessel by the Mortgagee or prior to any foreclosure proceedings, the Mortgagor completely cures all Events of Default and pays all expenses, advances and damages to the Mortgagee arising under or otherwise in connection with such Events of Default (including without limitation interest thereon at the increased rate set forth in Section
4.01 of the Indenture (the "Default Rate"), then the Mortgagee shall retain the option to restore the Mortgagor to its former position, but such action, if any, shall not affect any subsequent Event of Default or impair any rights consequent thereon.

     SECTION 4.10. Restoration of Position. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Mortgagor and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

     SECTION 4.11. Proceeds of Sale; Deficiency. (a) The proceeds of any sale of the vessel and the net earnings from the hire or from any operation or use of the Vessel by the Mortgagee under any of the powers herein specified and any and all other money received by the Mortgagee pursuant to or under theterms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided, shall be applied at the discretion of the Mortgagee with the Mortgagee having the right to impute payments as it may desire among the following:

     (i) To the payment of all reasonable expenses and charges, including the expenses of any sale, and expenses of any retaking, attorneys' fees, court costs, keepers' or receiver's fees, necessary repairs and any other expenses or advances (including without limitation Advances) made or incurred by the Mortgagee in the protection of its rights or the pursuance of its remedies hereunder, and to provide adequate indemnity against liens claiming priority over or equality with the lien of this Mortgage;

     (ii) To the payment in full of any amounts then due and unpaid under the Notes and the other obligations (including without limitation principal and interest thereon); and

     (iii) To the payment of any surplus thereafter remaining to the Mortgagor or to whomsoever may be entitled thereto under applicable law.

     (b) To the extent the proceeds of the sale of the Vessel are not sufficient to pay all the amounts under clauses (i) and (ii) of subsection (a) above, any Person also liable for the obligations (including without limitation the Mortgagor) shall be liable for such deficiency. Without limiting the generality of the foregoing, the rights and remedies of the Mortgagee under this Mortgage and the other agreements, documents and instruments securing or guarantying any of the obligations shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     SECTION 4.12. Repairs to Vessel and Sale of Equipment. Until one or more of the Events of Default hereinabove described shall happen, the Mortgagor (a) shall be suffered and permitted to retain actual possession and use of the Vessel; (b) may at any time alter, repair, change or re-equip the Vessel, subject, however, to the provisions of Section 3.09 hereof and any restrictions in the Indenture; and (c) from time to time in its discretion and without obtaining a release thereof by the Mortgagee, may dispose of, free from the lien hereof, equipment or other appurtenances of the Vessel that may become worn out or obsolete or otherwise are no longer useful, necessary, profitable or advantageous in the operation of the vessel, provided that either prior to or promptly following such removal any such property shall be replaced with serviceable equipment or other appurtenances of substantially equal utility and of a value at least equal to that of the replaced property when first acquired and free of any security interest of any other Person (except liens permitted under the Indenture), which shall forthwith become subject to the lien of this Mortgage as a preferred mortgage thereon.

     SECTION  4.13  Advances  by  Mortgagee.    The Mortgagor authorizes the
Mortgagee in the Mortgagee's discretion to advance any sums necessary for the purpose of paying (i) insurance premiums, (ii) any and all excise, property, sales, use and other taxes, forced contributions, service charges, localassessments and governmental charges on the Vessel ' (iii) any liens affecting the Vessel (whether superior or subordinate to the lien of this mortgage) not permitted by this Mortgage or the Indenture, (iv) necessary repairs and maintenance expenses of the vessel, or (v) any other amounts which the Mortgagee deems necessary and appropriate to preserve the validity and ranking of this Mortgage, to cure any Default (as defined in the Indenture) or Event of Default, to protect or preserve the Vessel or to prevent the occurrence of any Default or Event of Default (collectively, the "Advances") of whatever kind; provided, however, that nothing herein contained shall be construed as making such Advances obligatory upon the Mortgagee, or as making the Mortgagee liable for any loss, damage, or injury resulting from the nonpayment thereof. The Mortgagor covenants and agrees that upon demand therefor by the Mortgagee, the Mortgagor will repay the Advances to the Mortgagee, together with interest thereon at the Default Rate, and in addition will repay any other reasonable costs, attorneys' fees and expenses, charges and expenses of any and every kind incurred by the Mortgagee in connection with the expenditures under items (i) through (v) above or otherwise for the full protection and preservation of the Vessel or this Mortgage, including payments required in respect to any lien affecting the Vessel, together with interest thereon at the Default Rate. All such Advances and amounts (including interest) shall be included in the Obligations secured hereby.



                                 ARTICLE V

                          MISCELLANEOUS PROVISIONS

 SECTION 5.01. Addresses. Any notice to be given under this mortgage shall, except as otherwise expressly provided herein, be made in accordance with
                       Section 12.02 of the Indenture.

 SECTION 5.02. Counterparts. This Mortgage may be executed in any number of counterparts and all such counterparts executed and delivered each as an original shall constitute but one and the same instrument.

 SECTION 5.03. Interest of the Mortgagor. THE INTEREST OF THE MORTGAGOR IN THE VESSEL AND THE INTEREST MORTGAGED BY THIS MORTGAGE IS THAT OF ONE HUNDRED
                 PERCENT (100%) ABSOLUTE AND SOLE OWNERSHIP.

     SECTION 5.04. Survivorship of Covenants. All the covenants, promises, stipulations and agreements of the Mortgagor in the Obligations secured hereby shall bind the Mortgagor and its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns.


     SECTION 5.05. Amendments. The Notes, the Indenture, this Mortgage, the other Collateral Documents and the other obligations may not be modified, supplemented or amended in any respect, or any waiver given in regard to any of the provisions hereof, in any case which might affect the rights of the Mortgagee hereunder, except with the written consent of the Mortgagee, and so long as the Mortgagor shall do all acts and things necessary to maintain the preferred status of this Mortgage.

     SECTION  5.06.  Discharge  of  Lien.    When  the Obligations have been
satisfied in full, the Mortgagee shall, at the Mortgagor's expense, execute and deliver to the Mortgagor such documents as the Mortgagor shall reasonably request to evidence the surrender and discharge of the lien hereof upon the Vessel.

     SECTION 5.07. Incorporation into Mortgage. The Whereas Clauses and the Granting Clause of this Mortgage are incorporated in and are made a part of this mortgage.

     SECTION  5.08.  Gaming  Laws  and  Regulations.   The Mortgagor and the
Mortgagee acknowledge that, to the extent required under applicable law, the consummation of the transactions contemplated hereby and the exercise of remedies hereunder may be subject to the Louisiana Riverboat Economic Development and Gaming Control Act, La. R.S. 4:501, et seq., the Louisiana Gaming Control Law, La. R.S. 23:1-3, 11-26, 31 and 32, and the regulations promulgated pursuant to each such law, all as amended from time to time. The Mortgagor and the Mortgagee further acknowledge that the Gaming License held by the Mortgagor is not part of the collateral of this Mortgage and that, under the above-described legislation and rules promulgated thereunder, the Mortgagee may be precluded from or otherwise limited in taking possession of or in selling the collateral of this Mortgage under the Remedies provisions of this Mortgage. The Mortgagor and the Mortgagee also acknowledge that due to various legal restrictions, including, but not limited to, licensing of operators of gaming facilities and prior approval of sale or disposition of assets of a licensed gaming operator, the sale of collateral may be denied by Gaming Authorities or delayed pending Gaming Authority approval.

     SECTION 5.09. Governing Law. This Mortgage shall be governed by and construed according to the provisions of the Act, and where silent, by the General Maritime Law of the United States, and only to the extent not addressed thereby, by the laws of the State of Louisiana.

     IN WITNESS WHEREOF, the Mortgagor has executed this mortgage in multiple original counterparts on the day and year first above written.



WITNESSES:                              CASINO  MAGIC  OF  LOUISIANA,  CORP.




Name:    Gwyn  Timms                               By:  /s/ Robert A. Callaway
                              Name:  Robert  A.  Callaway
                              Title:  Vice  President  and  General  Council
Name:  Susan  Shannon
























                                ACKNOWLEDGMENT



                              STATE OF NEW YORK

                              COUNTY OF NEW YORK


     BE IT KNOWN, that on August 1996, personally appeared before me, Notary Public, duly commissioned and qualified and the undersigned authority for the said state and county/parish, and within my jurisdiction, ("Appearer") , who, being duly sworn, did depose, acknowledge and say:


     That Appearer is of Casino Magic of Louisiana, Corp. , the corporation described in and which executed the foregoing First Preferred Ship Mortgage; that by order and authority of the Board of Directors of said corporation Appearer signed his name thereto and acknowledged to me that he executed said First Preferred Ship Mortgage as such officer of said corporation; and that the same is the free and voluntary act and deed of said corporation, and of himself as such officer thereof, for the uses and purposes therein expressed, after first having been duly authorized by said corporation so to do.


     IN WITNESS WHEREOF, Appearer has signed this Acknowledgment in the presence of the two undersigned witnesses and me, Notary, on the day and in the month and year first above written.



WITNESSES:                                                  Robert A. Callaway
                                   Name:
Name:
Gwyn  Timms


Name:  Susan  Shannon


Name:

Veronica  Caban
NOTARY  PUBLIC